UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2023, UroGen Pharma Ltd., an Israeli company (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers 12,579,156 ordinary shares of the Company (“Shares”) (or in lieu of Shares, pre-funded warrants to purchase ordinary shares of the Company) at a purchase price of $9.54 per Share (or $9.539 for each ordinary share underlying a pre-funded warrant), in a private placement transaction (the “Private Placement”). The aggregate gross proceeds from the Private Placement are expected to be $120.0 million, before deducting fees to placement agents and financial advisors and before other expenses payable by the Company. Each pre-funded warrant will have an exercise price of $0.001 per ordinary share, subject to customary adjustments, and will be exercisable at any time after original issuance and will not expire until exercised in full. The pre-funded warrants may not be exercised if the aggregate number of ordinary shares beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation.

Monograph Capital Partners I, L.P. (“Monograph”), a life sciences venture firm that is affiliated with Fred Cohen, M.D., a director of the Company, is purchasing 1,572,327 Shares in the Private Placement, for an aggregate purchase price of $15.0 million. The closing for $10.0 million of this amount is expected to occur on or about July 28, 2023 (the “Initial Closing”), concurrently with the closing for the Shares and pre-funded warrants being purchased by the other Purchasers. The closing for the remaining $5.0 million of Shares being purchased by Monograph is expected to occur on or before August 14, 2023. Dr. Cohen is the Chair and Chief Investment Officer of Monograph.

BofA Securities, Inc. and H.C. Wainwright & Co., LLC are acting as joint placement agents for the Private Placement. Ladenburg Thalmann & Co. Inc. and Oppenheimer & Co. Inc. are acting as financial advisors for the Private Placement. The aggregate fee payable by the Company to the joint placement agents and financial advisors is $3.6 million, plus the reimbursement of certain expenses.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 45 days after the Initial Closing, one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares issued under the Purchase Agreement and the ordinary shares issuable upon exercise of the pre-funded warrants issued pursuant to the Purchase Agreement, and generally to cause the applicable registration statements to become effective as soon as practicable thereafter. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On July 27, 2023, the Company issued a press release announcing the Private Placement, a copy of which is filed with this report as Exhibit 99.1.

The foregoing descriptions of the Purchase Agreement and form of pre-funded warrant do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and form of pre-funded warrant, copies of which are filed with this report as Exhibit 10.1 and Exhibit 4.1, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Purchasers represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01	Regulation FD Disclosure.

Furnished as Exhibit 99.2 to this report is a Company presentation, a subset of which is being presented by the Company beginning at 10:00 a.m. Eastern Time on July 27, 2023 at the Company’s previously announced UGN-102 data event.

The information in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

ATLAS and ENVISION Phase 3 Trial Results

On July 27, 2023, the Company announced topline data from its Phase 3 trials, ATLAS and ENVISION, studying UGN-102 (mitomycin) for intravesical solution in patients with low-grade, intermediate-risk non-muscle invasive bladder cancer.

In the ATLAS trial, UGN-102 met its primary endpoint of disease-free survival, reducing risk of recurrence, progression, or death by 55%. UGN-102 also showed a 64.8% complete response rate at three months for patients who only received UGN-102, compared to a 63.6% complete response rate at three months for patients who only received a trans-urethral resection of bladder tumor (TURBT).

The ENVISION trial met its primary endpoint by demonstrating that patients treated with UGN-102 had a 79.2% rate of complete response at 3-months following the initial treatment. Additional data evaluating the secondary endpoint of duration of response from ENVISION and the submission of a New Drug Application (NDA) (assuming additional positive findings) to the U.S. Food and Drug Administration (FDA) are anticipated in 2024.

In both trials, UGN-102 was generally well-tolerated, with a side effect profile similar to that of previous clinical trials of UGN-102.

For additional information regarding these results, refer to Exhibit 99.3 to this report, which is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the timing, size, use of proceeds and closing of the Private Placement, the timing for additional data evaluating the secondary endpoint of duration of response from ENVISION, and the submission of an NDA to the FDA and the anticipated timing thereof. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Purchasers, to satisfy the conditions to closing for the Private Placement; the closing of the Private Placement; the risk that results from a clinical trial may not be predictive of the final results of the trial or the results of future trials, or may not be sufficient to support approval of UGN-102 in any jurisdiction; the impacts of general macroeconomic and geopolitical conditions, high inflation, and uncertain credit and financial markets on the Company’s business, clinical trials, and financial position; and other risks and uncertainties that are described in the Risk Factors section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023. The events and circumstances discussed in such forward-looking statements may not occur, and the Company’s actual results could differ materially and adversely from those anticipated or implied thereby. Any forward-looking statements contained in this report speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Form of July 2023 Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated July 26, 2023, by and among UroGen Pharma Ltd. and the Purchasers named therein

99.1	Press release announcing Private Placement, dated July 27, 2023

99.2	Company Presentation, dated July 27, 2023

99.3	Trial Results Slides

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2023	UROGEN PHARMA LTD.

	By:	/s/ Don Kim
Don Kim
Chief Financial Officer